Exhibit 99.3

October 10, 2014

Dialogic Corporation

6700 Cote De Liesse, Suite 100

Montreal, Quebec, Canada H4T 2B5

Attn: Robert Dennerlein and Anthony Housefather

COMMITMENT LETTER

$13 MILLION SENIOR SECURED CREDIT FACILITY1

Dear Bob and Anthony:

Reference is made to (a) that certain Credit Agreement dated as of March 5, 2008 (as amended through the date hereof, the “Existing Credit Agreement”) by and among Dialogic Corporation (the “Company”), the lenders a party thereto, and Wells Fargo Foothill Canada ULC (“WFF’), as Administrative Agent (the “Agent”) and (b) the “Loan Documents” (as defined in the Existing Credit Agreement) entered into on or prior to the date hereof (the “Existing Loan Documents”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Existing Credit Agreement.

The Company has informed Agent that Permitted Holders are contemplating selling their Stock in Parent to Novacap TMT IV, L.P. or an affiliate thereof (“Novacap”) which will result in a Change of Control and in connection therewith the “Term Obligations” (as defined in the Intercreditor Agreement) will be converted to equity of Parent and/or discharged and cancelled in full (the transactions described in this sentence, the “Change of Control Transactions”). The Change of Control Transactions will result in Events of Default and the Company has requested that WFF, in its capacity as a Lender, outline the material terms and conditions upon which it will provide a commitment to consent to the Change of Control Transactions and continue to provide financing with a Maturity Date of March 31, 2015 up to an amount not to exceed $13,000,000 (as such amount shall be reduced as set forth herein).

Based upon information known to WFF today concerning the Change of Control Transactions, WFF is pleased to provide the Company with this commitment letter and the annexes attached hereto (the “Commitment Letter”) and the term sheet and the annexes attached thereto (the “Term Sheet”) which establish the material terms and conditions under which WFF commits to consent to the Change of Control Transactions and amend the Existing Loan Documents to provide to the Company a $13,000,000 (subject to reductions as set forth herein) senior secured revolving credit facility (the “Facility”). The parties acknowledge that the Term Sheet and this Commitment Letter do not purport to summarize all of the covenants, representations, warranties and other provisions that will be contained in the definitive documentation for the Facility. Notwithstanding anything contained herein to the contrary, nothing contained in this Commitment Letter or the Term Sheet shall constitute a consent to the Change of Control Transactions or a waiver of any Events of Default, which the parties hereto acknowledge and

[1]	Subject to reductions as set forth herein.

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October 10, 2014

agree shall only occur if and when the “Loan Documents” (as defined below) are executed and delivered; provided that WFF hereby agrees, as Required Lenders under the Existing Credit Agreement, that the assignment by Obsidian, LLC or one of its affiliates (each, an “Assigning Term Loan Lender”) of certain Term Loan Indebtedness to Parent in exchange for common stock of Parent shall not be deemed to be an Event of Default under the Existing Credit Agreement so long as either (a) the Change of Control Transactions are consummated or (b) the Term Loan Indebtedness is reassigned to the applicable Assigning Term Loan Lender and the common stock exchange therefor is cancelled, in each case on or prior to three Business Days after such assignment occurs.

Confidentiality

The Company agrees that this Commitment Letter (including the Term Sheet) is for its confidential use only and that neither its existence, nor the terms hereof or thereof, will be disclosed by it to any person other than Novacap, Permitted Holders and each such parties’ officers, directors, employees, accountants, attorneys, and other advisors, and then only on a “need-to-know” basis in connection with the transactions contemplated hereby and on a confidential basis. The foregoing notwithstanding, following the Company’s acceptance of this Commitment Letter in accordance herewith, the Company may file or make such public disclosures of the terms and conditions hereof (including the Term Sheet) as the Company is required by law, in the opinion of its counsel, to make.

Costs and Expenses

In consideration of the issuance of this letter by WFF and recognizing that in connection with the transactions contemplated hereby WFF has been and will be incurring costs and expenses (including, without limitation, fees and disbursements of counsel, search and filing fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, syndication, and consultant costs and expenses), the Company hereby agrees to pay or reimburse WFF, promptly upon demand therefor, for all such reasonable costs and expenses, regardless of whether the transactions contemplated hereby are consummated. The Company also agrees to pay all reasonable costs and expenses of WFF (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder. It is agreed and understood that Agent may charge the Loan Account for the costs and expenses described in this paragraph.

Indemnification

The Company agrees to indemnify, defend, and hold harmless WFF, each of its affiliates, and each of their respective officers, directors, employees, agents, advisors, attorneys, and representatives (each, an “Indemnified Person”) as set forth in the Existing Loan Documents.

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October 10, 2014

Conditions

The commitment of WFF to consent to the Change of Control Transactions and amend the Existing Loan Documents to provide the Facility shall be subject to (a) the negotiation, execution and delivery of definitive documentation (the “Loan Documents”), in form and substance satisfactory to WFF, which shall be based on the Existing Loan Documents modified to incorporate the terms set forth in this Commitment Letter and the Term Sheet (including without limitation, the first priority security interest of Agent in the “Collateral” as described in the attached Term Sheet) and to include such other changes as the parties may agree upon (b) since December 31, 2013, there has not occurred any material adverse change with respect to the financial condition, business, results of operations, assets or liabilities of the Loan Parties (as defined in the Term Sheet), taken as a whole, as determined by WFF in its reasonable discretion, (c) the absence of any change, event, development, circumstance or information that calls in to question in any material respect the projections supplied to WFF by email on February 25, 2014 or any of the material assumptions on which such projections were prepared, (d) the absence of any materially adverse information or other matter materially and adversely affecting the Loan Parties or that is materially inconsistent with any information or other matter disclosed to WFF prior to the date hereof and since delivery of the audited financial statements of Parent for the period ended as of December 31, 2013, as determined by WFF in its reasonable discretion, (e) the performance of the Company’s obligations set forth herein and in the Term Sheet, and (f) the satisfaction of the conditions set forth herein and in the Term Sheet in a manner reasonably satisfactory to WFF.

Information

In issuing this Commitment Letter, WFF is relying on the accuracy of the information furnished to it by or on behalf of the Company and its affiliates, without independent verification thereof. The Company acknowledges that it is a condition precedent to consenting to the Change of Control Transactions and amending the Existing Loan Documents to provide the Facility that (a) all written information (other than forward looking information and projections of future financial performance) concerning Company and its subsidiaries (the “Information”) that has been, or is hereafter, made available by or on behalf of the Company or its affiliates is, or when delivered shall be, when considered as a whole, complete and correct in all material respects and does not, or shall not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which such statements have been made, and (b) all projections that have been or are hereafter made available by or on behalf of the Company or its affiliates are, or when delivered shall be, prepared in good faith on the basis of information and assumptions that are believed by the Company to be reasonable at the time such projections were prepared; it being recognized by WFF that projections of future events are not to be viewed as facts and actual results may vary significantly from projected results.

Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities

The Company acknowledges that WFF or one or more of its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other

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companies in respect of which the Company may have conflicting interests regarding the transactions described herein or otherwise. The Company also acknowledges that WFF does not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to the Company, confidential information obtained by WFF or its affiliates from other companies.

The Company further acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Company, on the one hand, and WFF and its affiliates, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether WFF or one or more of its affiliates has advised or is advising the Company on other matters, (b) WFF and its affiliates, on the one hand, and the Company, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor does the Company rely on, any fiduciary duty on the part of WFF or any of its affiliates, (c) the Company is capable of evaluating and understanding, and the Company understands and accepts, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) the Company has been advised that WFF or one or more of its affiliates is engaged in a broad range of transactions that may involve interests that differ from the Company’s interests and that WFF and its affiliates do not have any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, and (e) the Company waives, to the fullest extent permitted by law, any claims the Company may have against WFF or any of its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that WFF and its affiliates shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including the Company’s stockholders, employees or creditors. For the avoidance of doubt, the provisions of this paragraph apply only to the transactions contemplated by this Commitment Letter and the relationships and duties created in connection with the transactions contemplated by this Commitment Letter.

The Company further acknowledges that WFF or one or more of WFF’s affiliates are full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, WFF or one or more of WFF’s affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for their respective own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Company and other companies with which the Company may have commercial or other relationships. With respect to any debt or other securities and/or financial instruments so held by WFF or one or more of its affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

Governing Law, Etc.

This Commitment Letter, the Term Sheet, the rights of the parties hereto or thereto with respect to all matters arising hereunder or related hereto, and any and all claims, controversies or disputes arising hereunder or related hereto shall be governed by, and construed in accordance

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with, the law of the State of New York. Each of the parties hereto agrees that all claims, controversies, or disputes arising hereunder or hereto shall be tried and litigated only in the state courts, and to the extent permitted by applicable law, federal courts located in New York, New York and each of the parties hereto submits to the exclusive jurisdiction and venue of such courts relative to any such claim, controversy or dispute.

Waiver of Jury Trial

To the maximum extent permitted by applicable law, each party hereto irrevocably waives any and all rights to a trial by jury in respect of any claim, controversy, or dispute (whether based in contract, tort, or otherwise) arising out of or relating to this letter or the transactions contemplated hereby or the actions of the other party hereto or any of its affiliates in the negotiation, performance, or enforcement of this Commitment Letter or the transactions contemplated hereby or the actions of the other party hereto or any of its affiliates in the negotiation, performance, or enforcement of this Commitment Letter.

Patriot Act

WFF hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), WFF may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address, tax identification number and other information regarding the Loan Parties that will allow WFF to identify the Loan Parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. The Company agrees to provide WFF, prior to the Closing Date, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Counterparts; Electronic Execution

This Commitment Letter (together with the Term Sheet) sets forth the entire agreement between the parties with respect to the matters addressed herein, supersedes all prior communications, written or oral, with respect to the subject matter hereof, and may not be amended or modified except in writing signed by the parties hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter. Delivery of an executed counterpart of a signature page to this letter by telefacsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this letter. This Commitment Letter shall not be assignable by the Company without the prior written consent of WFF (any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons. In the event that this Commitment Letter is terminated or expires, the Costs and Expenses, Indemnification, Confidentiality, Sharing Information; Absence of Fiduciary Relationship; Affiliate Transactions, Governing Law, Etc. and Waiver of Jury Trial provisions hereof shall survive such termination or expiration.

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October 10, 2014

Nothing contained herein shall limit or preclude WFF or any of its affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any entity or person whatsoever, including, without limitation, any competitor, supplier or customer of the Company, the seller(s) of the stock of the Company, or the Company, or any of its affiliates, or any other entity or person that may have interests different than or adverse to such entities or persons. Neither WFF nor any of its affiliates has assumed or will assume an advisory, agency, or fiduciary responsibility in the Company’s or its affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether WFF or any of its affiliates has advised or is currently advising the Company or its affiliates on other matters).

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Dialogic Corporation

October 10, 2014

This Commitment Letter shall expire at 4:00 p.m. (New York time) on October 13, 2014, unless prior thereto WFF has received a copy of this Commitment Letter signed by the Company. In the event the Facility does not become effective on or prior to March 10, 2015 then WFF’s commitment to consent to the Change of Control Transactions and amend the Existing Loan Documents to provide the Facility shall automatically expire on such date. The date the Facility becomes effective is referred to as the “Closing Date.”

Very truly yours,

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President
Credit Officer, Canada
Wells Fargo Capital Finance
Corporation Canada

ACCEPTED AND AGREED TO this 10th day of October, 2014

DIALOGIC CORPORATION

By:	/s/ Anthony Housefather
	Name:	Anthony Housefather
	Title:	EVP, Corporate Affairs and General Counsel

Dialogic Corporation

October 10, 2014

TERM SHEET

This Term Sheet is part of the commitment letter, dated October , 2014 (the “Commitment Letter”), addressed to Dialogic Corporation (“Company”) by Wells Fargo Foothill Canada ULC. (“WFF’) and is subject to the terms and conditions of the Commitment Letter. Capitalized terms used herein and the accompanying Annexes shall have the meanings set forth in the Commitment Letter unless otherwise defined herein.

Borrower:	Dialogic Corporation (the “Company” or the “Borrower”).

Guarantors:	As set forth in the Existing Loan Documents. If new entities are established in connection with the Change of Control Transactions, Agent may require such entities to be Guarantors or Borrowers. The Guarantors, together with Borrower, are referred to individually as a “Loan Party” and collectively as the “Loan Parties”.

Lenders:	WFF (or such affiliate of WFF as determined by WFF) and such other lenders (the “Lenders”) as Agent elects to include within the syndicate.

Agent:	WFF (or such affiliate of WFF as determined by WFF).

Facility:	A senior secured facility (the “Facility”) in a maximum credit amount (“Maximum Revolver Amount”) of $13,000,000; provided, that the Maximum Revolver Amount shall be reduced to $12,000,000 at all times on and after January 1, 2015. In addition, the amount of Advances and Letters of Credit shall not, at any time, exceed the Borrowing Base (as defined below). Under the Facility, Lenders will provide Borrower with revolving loans (the “Advances”) and Letters of Credit. The revolving loans and letters of credit outstanding under the Existing Loan Documents shall constitute Advances and Letters of Credit, respectively, under the Facility.

Sole Lead Arranger and Sole Bookrunner:	WFF (or such affiliate of WFF as determined by WFF).

Borrowing Base:	As defined in the existing Credit Agreement; provided, that the Availability Block shall be $1,750,000 at all times.

Letter of Credit Subfacility:	As set forth in the Existing Loan Documents; provided, that the letter of credit sublimit shall be reduced to $3,000,000.

Mandatory Prepayments:	The Facility will be required to be prepaid as follows:

(a) in an amount equal to 100% of the net cash proceeds of asset dispositions (except for dispositions resulting from casualty

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losses or condemnations and dispositions of inventory in the ordinary course of business and subject to exceptions to the extent mutually agreed upon), provided that such proceeds may be reinvested within a 180 day period subject to customary reinvestment provisions;

	(b)	in an amount equal to 100% of the net cash proceeds of any debt issued by any Loan Party or its subsidiaries (other than certain permitted debt);

	(c)	in an amount equal to 100% of the net cash proceeds of any equity issuance by any Loan Party or its subsidiaries (other than certain exceptions to the extent mutually agreed upon);

	(d)	in an amount equal to 100% of the net cash proceeds of casualty insurance and condemnation receipts received by Company or its subsidiaries; provided that such proceeds may be reinvested within a 180 day period subject to customary reinvestment provisions;

	(e)	in amount equal to 100% of the net proceeds of extraordinary receipts (the definition thereof, to be mutually agreed upon); and

	(f)	in an amount equal to the amount by which the amount of Advances plus Letter of Credit usage exceeds the Borrowing Base at any time.

All mandatory prepayments shall be applied first to Advances outstanding under the Facility (with a corresponding permanent reduction in the Maximum Revolver Amount), and second to cash collateralize the Letters of Credit (with a corresponding permanent reduction in the Maximum Revolver Amount); provided, that the mandatory prepayment specified in clause (f) above shall not result in a corresponding permanent reduction.

Use of Proceeds:	To finance the ongoing general corporate needs of Borrower.

Fees and Interest Rates:	As set forth on Annex A-I.

Term:	March 31, 2015 (“Maturity Date”).

Collateral:	A first priority perfected security interest (a) in substantially all of the Loan Parties’ now owned and hereafter acquired property and assets and all proceeds and products thereof, subject to permitted liens customary for transactions of this type and satisfactory to

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Agent, and (b) in all of the stock (or other ownership interests in) of each Loan Party and all proceeds and products thereof; provided that such security interest shall be limited to the property of Parent and its subsidiaries organized in the United States and the equity interests thereof, plus the accounts, inventory, deposit accounts and related property of Borrower and Dialogic Networks (Israel) Limited, Dialogic Distribution Limited, Dialogic Manufacturing Limited and Dialogic Do Brasil Comercio de Equipamentos Para Telecomunicacao Ltd, plus the equity interests in Borrower and Parent (and any other top tier operating company organized in the United States or Canada the equity interests of which are owned by Dialogic Group Inc.), in each case subject to certain customary exceptions. For the avoidance of doubt, the Collateral does not include any equity interests in Dialogic Group Inc. or in any entity that owns entity in Dialogic Group Inc.

Collections/Cash Management/Dominion of Funds:	As set forth in the Existing Loan Documents.

Representations and Warranties; Affirmative Covenants; Negative Covenants; Events of Default:	Substantially the same representations and warranties, affirmative and negative covenants and events of default with respect to the Loan Parties and their subsidiaries as are set forth in the Existing Loan Documents modified to incorporate the terms set forth in the Commitment Letter and this Term Sheet (including without limitation, the first priority security interest of Agent as set forth herein) and to include such other changes as WFF deems appropriate for transactions of this type.

Financial Covenants:	As set forth in the Existing Loan Documents.

Conditions Precedent to Closing:	Customary for Agent’s loans of this type and those additional deemed appropriate by Agent for this transaction, including those conditions set forth on Annex B-I.

Assignments:	Each Lender shall be permitted to assign its rights and obligations under the Loan Documents as set forth in the Existing Loan Documents.

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October 10, 2014

Annex A-I

Interest Rates and Fees

Interest Rate	Interest rate, interest rate options and interest payment dates as set forth in the Existing Loan Documents.

Letter of Credit Fees	As set forth in the Existing Loan Documents.

Default Rate	As set forth in the Existing Loan Documents.

Rate and Fee Basis	All per annum rates shall be calculated on the basis of a year of 360 days and the actual number of days elapsed

Closing Fee	A fee in an amount equal to $50,000 shall be payable in full on the Closing Date.

Unused Facility Fee	As set forth in the Existing Loan Documents.

Field Exam and Valuation Examination Fees	As set forth in the Existing Loan Documents.

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October 10, 2014

Annex B-I

The commitment of WFF to consent to the Change of Control Transactions and amend the Existing Loan Documents to provide the Facility is subject to the satisfaction of each of the following conditions precedent:

(a) Completion of Agent’s and the Lenders’ legal due diligence;

(b) Delivery of Loan Documents duly executed by the Loan Parties (or applicable third parties as the case may be) including, without limitation, a credit agreement, security agreements, control agreements, mortgages, pledge agreements, intercreditor agreements and subordination agreements, in each case including amendments to the Existing Loan Documents, and receipt of other documentation customary for transactions of this type including legal opinions, officers’ certificates, instruments necessary to perfect the Agent’s first priority security interest in the Collateral, and certificates of insurance policies and/or endorsements naming Agent as additional insured or loss payee, as the case may be, all in form and substance satisfactory to Agent;

(c) With respect to each Loan Party, receipt of evidence of corporate authority (including copies of governing documents certified as of a recent date by the appropriate governmental official and certified copies of material agreements) and certificates of status issued as of a recent date by the jurisdictions of organization of each Loan Party, all in form and substance reasonably satisfactory to Agent;

(d) Completion of (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for the Loan Parties and (ii) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, the results of which are satisfactory to Agent;

(e) The following transactions shall have occurred prior to or concurrently with the effectiveness of the Facility:

(i) The Change of Control Transactions (including without limitation the “Discharge of Term Obligations” (as defined in the Intercreditor Agreement)) shall have been consummated on the Closing Date in accordance with all applicable requirements of law and in accordance with the Change of Control Documents (as defined below);

(ii) The definitive agreements, instruments and documents (including without limitation a payoff letter with respect to the Discharge of Term Obligations) evidencing, or entered into in connection with, the Change of Control Transactions (the “Change of Control Documents”) shall be in form and substance satisfactory to Agent; and

(iii) Agent shall be satisfied with the corporate structure of the Borrower, its Affiliates and its Subsidiaries (which, for the purposes of this clause (iii) shall not be deemed to include the corporate structure of Dialogic Group Inc. or any entity owning equity interests in Dialogic Group Inc.).

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(f) Receipt of all governmental and third party approvals (including shareholder approvals, Hart-Scott-Rodino clearance and other consents) necessary or, in the reasonable opinion of the Agent, advisable in connection with the transactions contemplated hereby, which shall all be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated herby;

(g) No default or event of default under the Loan Documents shall have occurred or shall result from the making of the loans and other extension of credit by the Lenders;

(h) The representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on the Closing Date; and

(i) Agent shall have a first priority perfected security interest in the Collateral.